As filed with the Securities and Exchange Commission on November 5, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

LINEAR TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	94-2778785
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1630 McCarthy Boulevard

Milpitas, California 95035
(Address of Principal Executive Offices)

2005 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Donald P. Zerio
Chief Financial Officer
Linear Technology Corporation
1630 McCarthy Boulevard
Milpitas, California  95035
(Name and address of agent for service)

Telephone number, including area code, of agent for service:  (408) 432-1900

Copies to:

Herbert P. Fockler, Esq.
Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, California  94304-1050

CALCULATION OF REGISTRATION FEE

	(1)	Offering Per Share (2)	Aggregate Price (2)	(2)
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.001 par value per share, issuable under the 2005 Employee Stock Purchase Plan	2,000,000 shares	$44.42	$ 75,514,000	$ 7,604.26

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of common stock that become issuable under the Linear Technology Corporation 2005 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transactions.

(2)

Estimated pursuant to Rule 457(h) and Rule 457(c) solely for the purpose of calculating the registration fee and based upon 85% of the average of the high and low prices of the Registrant’s Common Stock on November 5, 2015, as quoted on the Nasdaq Global Market.

REGISTRATION OF ADDITIONAL SECURITIES

This S-8 (the “Registration Statement”) covers an additional 2,000,000 shares of Linear Technology Corporation (the “Registrant”) Common Stock that may be offered pursuant to the Registrant’s 2005 Employee Stock Purchase Plan (the “Plan”.) These additional securities are of the same class and relate to the same employee benefit plan as those shares registered on the Registrant’s Form S-8s previously filed with the Securities and Exchange Commission (the “Commission”) on September 30, 2005 (File No. 333-128747) and on April 24, 2009 (File No. 333-158743), which are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents and information previously filed with the Commission by the Registrant are hereby incorporated in this Registration Statement by reference:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 28, 2015, filed with the Commission on August 19, 2015;
•	The Registrants Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2015, filed with the Commission on November 5, 2015;
•	The Registrant’s Current Report on Form 8-K/A filed with the Commission on June 30, 2015;
•	The Registrant’s Current Report on Form 8-K/A filed with the Commission on July 31, 2015; and
•

The description of the Registrant’s Common Stock to be offered hereby is contained in the Registrant’s Registration Statement on Form 8-A filed August 5, 1986 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing such documents; provided, however, that documents or information deemed to have been furnished and not filed with the rules of the Securities and Exchange Commission shall not be deemed to be incorporated by reference into this Registration Statement

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.Description of Securities.

Not applicable.

Item 5.Interests of Named Experts and Counsel.

Not applicable.

Item 6.Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.  Article IX of the Registrant’s Certificate of Incorporation and Article VI of the Registrant’s Bylaws provide for indemnification of the Registrant’s directors and officers and authorize indemnification of employees and other agents to the maximum extent permitted by Delaware Law.  In addition, the Registrant has entered into Indemnification Agreements with its directors and executive officers, whereby the Registrant indemnifies these persons to the maximum extent authorized by Section 145 of the DGCL for certain events or occurrences while the director or executive officer is or was serving at the Registrant's request in such capacity.  Under these indemnification agreements, the Registrant also agrees to indemnify its directors and executive officers against expenses including attorneys' fees, judgments, fines and settlements actually and reasonably incurred in connection with any proceeding (including an action by or in the right of the Registrant) by reason of their status as such. The Registrant maintains insurance covering its directors and officers against certain liabilities incurred by them in their capacities as such, including among other things, certain liabilities under the Securities Act.

Item 7.Exemption from Registration Claimed.

Not applicable.

ITEM 8.EXHIBITS

Exhibit No.	Description
4.1	Certificate of Incorporation of Linear Technology Corporation (1)
4.2	Amended Bylaws of Linear Technology Corporation (2)
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1 above)
99.1	Linear Technology Corporation 2005 Employee Stock Purchase Plan, as Amended (3)

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Commission on September 21, 2001.
(2)	Incorporated by reference to Exhibit 3.5 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 26, 2014.
(3)	Incorporated herein by reference to Exhibit 10.54 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 5, 2015.

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Item 9.Undertakings.

(a)The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California on November 5, 2015.

LINEAR TECHNOLOGY CORPORATION

By:

/s/ Donald P. Zerio

Vice President of Finance and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Lothar Maier and Donald P. Zerio his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S‑8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of November 5, 2015:

Signatures	Title
/s/ Lothar Maier	Chief Executive Officer and Director (Principal Executive Officer)
/s/ Donald P. Zerio	Vice President of Finance and Chief Financial Officer (Principal Financial Officer)
/s/ Robert H. Swanson, Jr.	Executive Chairman of the Board
/s/ John J. Gordon	Director
/s/ David S. Lee	Director
/s/ Richard M. Moley	Director
/s/ Thomas S. Volpe	Director

EXHIBIT INDEX

Exhibit No.	Description
4.1	Certificate of Incorporation of Linear Technology Corporation (1)
4.2	Amended Bylaws of Linear Technology Corporation (2)
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1 above)
99.1	Linear Technology Corporation 2005 Employee Stock Purchase Plan, as Amended (3)

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Commission on September 21, 2001.
(2)	Incorporated by reference to Exhibit 3.5 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 26, 2014.
(3)	Incorporated herein by reference to Exhibit 10.54 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 5, 2015.